UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 3, 2007
(Date of earliest event reported)

1-800 CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23633	87-0571643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 E. Wadsworth Park Drive, Draper, Utah		84020
(Address of principal executive offices)		(Zip Code)

(801) 316-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Definitive Material Agreement

On June 3, 2007, 1-800 Contacts, Inc. (“1-800 Contacts”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Alta Parent Corp. (“Parent”) and Alta Acquisition Corp., a wholly owned subsidiary of Parent (“Merger Sub”). Parent was formed by Fenway Partners Capital Fund III, L.P.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into 1-800 Contacts, with 1-800 Contacts as the surviving corporation of the merger (the “Merger”). As a result of the Merger, 1-800 Contacts will become a wholly owned subsidiary of Parent and each outstanding share of 1-800 Contacts common stock (other than dissenting shares) will be converted into the right to receive $24.25 in cash, without interest.  Options to acquire common stock, whether vested or unvested, will be canceled and option holders will receive the excess, if any, of $24.25 per share over the option exercise price for each share subject to the option, less any applicable withholding taxes.  In addition, restricted stock that is vested and restricted stock that is unvested but which will accelerate as a result of the transactions contemplated by the Merger Agreement will be canceled and holders will receive $24.25 per share, less any applicable withholding taxes.  Any unvested shares of restricted stock that do not vest as a result of the transactions contemplated by the Merger Agreement will be canceled and holders will receive $24.25 per share at such times as are set forth in the applicable restricted stock grant agreements.

1-800 Contacts has made customary representations and warranties and covenants in the Merger Agreement, including, among others (i) to cause a meeting of 1-800 Contacts’ stockholders to be held to consider the approval of the Merger Agreement, and (ii) subject to certain exceptions, for 1-800 Contacts’ Board of Directors (the “Board”) to recommend that 1-800 Contacts’ stockholders approve the Merger Agreement.

The Board has (1) approved the Merger Agreement and the Merger, (2) determined that the consideration to be paid in the Merger is fair to 1-800 Contacts’ stockholders and (3) resolved to recommend that 1-800 Contacts’ stockholders approve the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

1-800 Contacts may terminate the Merger Agreement if 1-800 Contacts receives a takeover proposal that the Board determines in good faith constitutes a superior proposal and its failure to terminate the Merger Agreement would be inconsistent with its fiduciary duties. In connection with such a termination, or if the Merger Agreement is terminated under certain other specified circumstances, 1-800 Contacts must pay Parent a termination fee equal to $10,330,550.

If the Merger Agreement is terminated by 1-800 Contacts under certain specified circumstances (including because Parent and Merger Sub fail to obtain the proceeds of debt financing arrangements), Parent will be required to pay or cause to be paid to 1-800 Contacts a fee of $10,330,550, except such fee will be increased to $13,774,000 in the event that Parent or Merger Sub willfully breaches any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement.

Fenway Partners Capital Fund III, L.P. has delivered to 1-800 Contacts a guaranty of Parent’s obligation to pay such termination fee under the Merger Agreement, up to a maximum amount equal to $13,774,000.

Consummation of the Merger is subject to customary closing conditions, including approval of the Merger Agreement by 1-800 Contacts’ stockholders, the expiration of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended, and the absence of certain legal impediments to the consummation of the Merger.

On June 3, 2007, Parent and Merger Sub entered into a support agreement with Jonathan C. Coon, John F. Nichols and LaGrange Capital, who collectively have the power to vote approximately 40% of the fully diluted shares of 1-800 Contacts common stock.  Pursuant to and subject to the terms of the support agreement, these stockholders have agreed to vote their shares in favor of the Merger and not to transfer such shares prior to the completion of the Merger.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about 1-800 Contacts. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of 1-800 Contacts, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in 1-800 Contacts’ public disclosures.

ITEM 8.01.  Other Events

On June 4, 2007, 1-800 Contacts issued a press release announcing that it had entered into the Merger Agreement, pursuant to which 1-800 Contacts is to be acquired by an affiliate of Fenway Partners Capital Fund III, L.P. A copy of the press release is furnished as Exhibit 99.1 hereto.

Where You Can Find Additional Information

1-800 Contacts will file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the proposed merger between 1-800 Contacts and Merger Sub.  1-800 CONTACTS STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. 1-800 Contacts stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  1-800 Contacts stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to 1-800 Contacts, Inc., 66 E. Wadsworth Park Drive, Draper, Utah  84020, Attention: Corporate Secretary, telephone: (801) 316-5000, or from 1-800 Contacts’ website, http://www.1800contacts.com.

1-800 Contacts and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of 1-800 Contacts with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in 1-800 Contacts’ proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of 1-800 Contacts common stock as of April 3, 2007 is also set forth in 1-800 Contacts’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007.

ITEM 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, among Alta Parent Corp., Alta Acquisition Corp. and 1-800 Contacts, Inc., dated as of June 3, 2007.

99.1	Press Release issued on June 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2007

1-800 CONTACTS, INC.

By:	/s/ Robert G. Hunter
Name:	Robert G. Hunter
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, among Alta Parent Corp., Alta Acquisition Corp. and 1-800 Contacts, Inc., dated as of June 3, 2007.

99.1*	Press Release issued on June 4, 2007.

* Filed herewith electronically.